                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth subsidiaries of The Dexter Corporation which are included in the consolidated financial statements.

                                                           PERCENTAGE OF     JURISDICTION IN WHICH
                          NAME                             OWNERSHIP (A)   INCORPORATED OR ORGANIZED
                          ----                             -------------   -------------------------
C. H. Dexter Ltd.........................................  100%(C)(B)      England
Crown Metro Aerospace Coatings, Inc......................  100%            South Carolina
DDL Sales Limited........................................   80%(D)         Scotland
Dexter Asia Pacific Limited..............................  100%(C)         Hong Kong
Dexter Automotive Materials GmbH.........................  100%(E)(B)      Germany
Dexter ADAF Holdings, Inc................................  100%(F)         Delaware
Dexter Electronic Materials Canada, Inc..................  100%(B)         Ontario
Dexter Environmental Assurance Ltd.......................  100%            Bermuda
Dexter Europe S.A........................................  100%            Belgium
Dexter Holdings..........................................  100%            England
Dexter Hysol Aerospace, Inc..............................  100%            Delaware
Dexter Hysol Ltd.........................................  100%(C)(B)      England
Dexter Hysol (Malaysia) Sdn. Bhd.........................  100%(G)         Malaysia
Dexter International Corporation.........................  100%            Connecticut
Dexter Leasing Limited...................................  100%(C)(B)      England
Dexter Magnetic Materials GmbH...........................  100%(E)         Germany
Dexter Mexicana S.A. de C.V..............................  100%            Mexico
Dexter Midland Coatings Limited..........................  100%(C)(B)      England
Dexter Midland Company Limited...........................   70%            Japan
Dexter Miki, Inc.........................................   70%(G)(B)      Japan
Dexter Nonwovens A.B.....................................  100%            Sweden
Dexter Overseas Limited..................................  100%(C)(B)      England
Dexter Pacific, Inc......................................  100%            Japan
Dexter Powders, Inc......................................  100%            Delaware
Dexter Products Limited..................................  100%(C)(B)      England
Dexter (RPI), Inc........................................  100%            Delaware
Dexter S.A...............................................   97%            France
Dexter S.p.A.............................................  100%(F)         Italy
Dexter Specialty Materials Hong Kong Limited.............  100%(G)(B)      Hong Kong
Dexter Speciality Chemicals Limited......................  100%(C)(B)      England
Dexter Speciality Materials Limited......................  100%(C)         Scotland
Dexter U.K. Limited......................................  100%(H)         England
Hysol Limited............................................  100%            Japan
Kettlebrook Insurance Company, Ltd.......................  100%(I)         Bermuda
Life Technologies, Inc...................................   55%            Delaware

                                                           PERCENTAGE OF     JURISDICTION IN WHICH
                          NAME                             OWNERSHIP (A)   INCORPORATED OR ORGANIZED
                          ----                             -------------   -------------------------
Permag Corp..............................................  100%            New York
Potter Paint Company of Texas, Inc.......................  100%            Texas
The Dexter GmbH..........................................  100%(C)         Germany
The Mogul Corporation (U.K.) Ltd.........................  100%(C)(B)      England
Vernicolor A.G...........................................  100%            Switzerland
Windsor Locks Canal Company..............................  100%            Connecticut

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(A) including directors' qualifying shares
(B) inactive
(C) owned by Dexter U.K. Limited
(D) owned by Dexter Speciality Materials Limited
(E) owned by The Dexter GmbH
(F) owned by Crown Metro Aerospace Coatings, Inc.
(G) owned by Dexter Asia Pacific Limited
(H) owned by Dexter Holdings
(I) owned 67% by The Dexter Corporation and 33% by Dexter U.K. Limited

     The following table sets forth subsidiaries of Life Technologies, Inc. (owned 55% by The Dexter Corporation) which are included in the consolidated financial statements.

                                                      PERCENTAGE
                                                          OF         JURISDICTION IN WHICH
                       NAME                           OWNERSHIP    INCORPORATED OR ORGANIZED
                       ----                          -----------   -------------------------
Bethesda Research Labs (U.K.) Ltd..................  100%(A)(G)    England
Biomed Benelux B.V.................................  100%(B)(G)    Netherlands
Canadian Life Technologies, Inc....................  100%          Ontario
GIBCO/Bio-Cult Diagnostics, Ltd....................  100%(C)(G)    Scotland
GIBCO Leasing Ltd..................................  100%(A)(G)    Scotland
GIBCO New Zealand (1989) Ltd.......................  100%(D)(G)    New Zealand
Laboratory Services Ltd............................  100%          New Zealand
Labserum Distributors (1980) Ltd...................  100%(D)(G)    New Zealand
Life Technologies A.G..............................  100%(E)       Switzerland
Life Technologies A.S..............................  100%          Denmark
Life Technologies Asia Pacific, Inc................  100%          Delaware
Life Technologies B.V..............................  100%(E)       Netherlands
Life Technologies (Europe) Ltd.....................  100%(A)(G)    Scotland
Life Technologies Foreign Sales Corporation........  100%          U.S. Virgin Islands
Life Technologies GIBCO BRL Co., Ltd...............  51%           Republic of China (Taiwan)
Life Technologies GmbH.............................  100%(E)       Germany
Life Technologies Holdings, Unlimited..............  100%          Scotland
Life Technologies Investment Holdings, Inc.........  100%          Delaware
Life Technologies Italia S.r.1.....................  100%          Italy
Life Technologies Ltd..............................  100%(A)       Scotland
Life Technologies Ltd..............................  100%          New Zealand
Life Technologies Overseas Ltd.....................  100%(A)       Scotland
Life Technologies (Pacific) Ltd....................  100%          Hong Kong
Life Technologies Pty. Ltd.........................  100%          Australia
Life Technologies S.A.R.L..........................  100%(E)       France
Life Technologies Sweden AB........................  100%          Sweden
N.V. Life Technologies S.A.........................  100%(E)       Belgium
Phoenix Chemicals Ltd..............................  100%(D)(G)    New Zealand
Prespak Plastics (1988) Ltd........................  100%(F)(G)    New Zealand
Serum Technologies Holdings, Inc...................  100%          Delaware

- ---------------
(A) owned by Life Technologies Holdings, Unlimited
(B) owned by Life Technologies B.V.
(C) owned by Life Technologies Ltd. (Scotland)
(D) owned by Life Technologies Ltd. (New Zealand)
(E) owned by Life Technologies Overseas Ltd.
(F) owned by Laboratory Services Ltd.
(G) inactive

     The following unconsolidated companies owned in part by The Dexter Corporation are accounted for by the equity method. Financial statements of these companies are not required because when considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

                                                            PERCENTAGE OF     JURISDICTION IN WHICH
                NAME                                          OWNERSHIP     INCORPORATED OR ORGANIZED
                ----                                        -------------   -------------------------
Akzo Dexter Aerospace Finishes VoF........................  40%(A)          Netherlands
D & S Plastics International..............................  50%(B)          Delaware
Hysol Indael de Mexico S.A................................  49%(C)          Mexico
Lexter S.r.1..............................................  49%(C)          Italy
Midland-Dexter de Venezuela, S.A..........................  49%(D)          Venezuela
Research Polymers International Corporation...............  50%(E)          Texas

- ---------------
(A) owned by Dexter ADAF Holdings, Inc.
(B) owned 74.2% by Research Polymers International Corporation and 12.9% by Dexter (RPI), Inc.
(C) owned by The Dexter Corporation
(D) owned 13.9% by Dexter U.K. Ltd. and 35.1% by The Dexter Corporation
(E) owned by Dexter (RPI), Inc.

    The following unconsolidated company, owned in part by Life Technologies, Inc. (owned 55% by The Dexter Corporation), is accounted for by the equity method. Financial statements of this company have been omitted because it would not constitute a significant subsidiary.

                                                            PERCENTAGE OF     JURISDICTION IN WHICH
            NAME                                              OWNERSHIP     INCORPORATED OR ORGANIZED
            ----                                            -------------   -------------------------
Life Technologies Oriental K.K............................  50%(A)          Japan

- ---------------
(A) owned by Life Technologies, Inc.